Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	7720 N Dobson Road
Kara Stancell	Scottsdale, AZ 85256
Executive Director, Investor Relations & Corporate Communications	(602) 808-8800
(480) 291-5854	www.Medicis.com
MEDICIS BEGINS SHIPPING DYSPORT™ FOR GLABELLAR LINES
SCOTTSDALE, Arizona—June 15, 2009—Medicis (NYSE:MRX) today announced that the Company has begun shipment to physicians of DYSPORTTM (abobotulinumtoxinA) for the treatment of glabellar lines. DYSPORT is an acetylcholine release inhibitor and a neuromuscular blocking agent, approved by the U.S. Food and Drug Administration (FDA) in late April 2009. The approval included two separate indications, the treatment of cervical dystonia in adults to reduce the severity of abnormal head position and neck pain, and the temporary improvement in the appearance of moderate to severe glabellar lines in adults younger than 65 years of age. Medicis has rights to market DYSPORT in the United States for the aesthetic indication (glabellar lines).
“We are pleased to be introducing into the U.S. what we believe may be the most important launch in the aesthetic marketplace since RESTYLANE®,” said Jonah Shacknai, Chairman and Chief Executive Officer of Medicis. “We have been very encouraged by the initial response from physicians’ preorders, and are eager to provide them with a worthy competitor in this multi-million dollar market. Additionally, we are grateful to our partners at Ipsen for their collaborative efforts in making this launch possible.”
McKesson is the U.S. distributor of DYSPORT for glabellar lines. Physicians in the U.S. may place orders by calling McKesson directly at 1-877-520-0500.
About the U.S. Aesthetic Market
According to the American Society for Aesthetic Plastic Surgery, over 10 million cosmetic procedures were performed in the U.S. in 2008, 83% of which represented nonsurgical procedures. Injections of botulinum toxin type A have been the number one nonsurgical cosmetic procedure for the past five years, with over 2.4 million total procedures in 2008 alone.1 The U.S. aesthetic market for botulinum toxin type A is estimated to be approximately $300 million to $400 million.2
DYSPORT Important Safety Information
The effects of DYSPORT and all botulinum toxin products may spread from the area of injection to produce symptoms consistent with botulinum toxin effects. These symptoms have been reported hours to weeks after injection. Swallowing and breathing difficulties can be life threatening, and there have been reports of death. The risk of symptoms is probably greatest in children treated for spasticity, but symptoms can also occur in adults, particularly in those patients who have underlying conditions that would predispose them to these symptoms.

The dosing Units of DYSPORT are not the same as and are not interchangeable with those of other botulinum toxin products.
Recommended dose and frequency of administration should not be exceeded.
Caution should be exercised when administering DYSPORT to patients with surgical alterations to the facial anatomy, marked facial asymmetry, inflammation at the injection site(s), ptosis, excessive dermatochalasis, deep dermal scarring or thick sebaceous skin.
The clinical effects of treatment may be exacerbated in patients with neuromuscular disorders.
DYSPORT is contraindicated in patients with infection at the proposed injection site, an allergy to cow’s-milk protein or a known hypersensitivity to any botulinum toxin product or its components.
DYSPORT is not recommended for use in children or pregnant women.
In clinical studies, the most frequently reported adverse events (≥ 2%) were nasopharyngitis, headache, injection site pain, injection site reaction, upper respiratory tract infection, eyelid edema, eyelid ptosis, sinusitis and nausea.
To view the Full Prescribing Information and Patient Medication Guide, visit www.DysportUSA.com.
To report SUSPECTED ADVERSE REACTIONS, call 1-877-397-7671 or FDA at 1-800-FDA-1088 or visit www.fda.gov/medwatch.
About DYSPORT (abobotulinumtoxinA)
The active substance in DYSPORT is a botulinum neurotoxin type A complex, which acts at the level of the neuromuscular junction in the targeted muscle. DYSPORT is a neuromuscular blocking toxin which acts to block acetylcholine release at motor nerve ends and reduces muscular spasm.
Used in patient care in the United Kingdom since 1991, DYSPORT has marketing authorizations in 76 countries for therapeutic use and in 27 countries for aesthetic use.
DYSPORT was initially developed and subsequently approved in many markets around the world, outside the U.S., for the treatment of movement disorders such as cervical dystonia (spasmodic torticollis), blepharospasm (involuntary eye closure), hemifacial spasm and various forms of muscle spasticity, including post-stroke arm spasticity, spasticity of the lower limbs (calf) in adults and children with cerebral palsy. It was later developed for the treatment of a wide variety of neuromuscular disorders and aesthetic medicine.

About Medicis
Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. Medicis is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. Medicis’ products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and aesthetic elegance.
Medicis’ products include the brands DYSPORT™ (abobotulinumtoxinA), RESTYLANE® (hyaluronic acid), PERLANE® (hyaluronic acid), DYNACIN® (minocycline HCl), LOPROX® (ciclopirox), PLEXION® (sodium sulfacetamide 10% and sulfur 5%), SOLODYN® (minocycline HCl, USP) Extended Release Tablets, TRIAZ® (benzoyl peroxide), LIDEX® (fluocinonide) Cream 0.05%, VANOS® (fluocinonide) Cream 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, the LIPOSONIX®3 system and the over-the-counter brand ESOTERICA®.
For more information about Medicis, please visit the Company’s website at www.Medicis.com.  Printed copies of Medicis’ complete audited financial statements are available free of charge upon request.
Medicis Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, the expected importance of the product launch and the anticipated ability of DYSPORT to compete in the aesthetic marketplace. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in Medicis’ most recent annual report on Form 10-K for the year ended December 31, 2008, and other documents Medicis files with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis’ management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.
NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company. All trademarks are the property of their respective owners.

[1]	American Society for Aesthetic Plastic Surgery, Cosmetic Surgery National Data Bank Statistics, 2008

[2]	Competitor company reports

[3]	The LIPOSONIX® system is not cleared for sale in the U.S.
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